UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2021

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HEALTHTECH SOLUTIONS, INC./UT

(Exact name of registrant as specified in its charter)

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Utah	0-51012	84-2528660
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

181 Dante Avenue, Tuckahoe, New York 10707

(Address of Principal Executive Office) (Zip Code)

844-926-3399

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION

On November 12, 2021 Healthtech Solutions, Inc. (“Healthtech”) filed Articles of Amendment of its Articles of Incorporation. The Articles of Amendment modified the terms of the Series A Preferred Stock by (i) providing that the shares of Series A Preferred Stock are not convertible until May 31, 2024, and (ii) providing that each share of Series A Preferred Stock may be at that time converted into fifty shares of Healthtech Common Stock. The Articles of Amendment also eliminated the Series B Preferred Stock and the Series C Preferred Stock, none of which was outstanding, and reclassifying those shares to undesignated preferred stock.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

3-a	Articles of Amendment to Articles of Incorporation filed November 12, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Healthtech Solutions, Inc.

Date: November 18, 2021	By:	/s/ Manuel E. Iglesias Manuel E. Iglesias, President

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